Exhibit 10.4

COHU, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

(Leadership Team Employees)

Cohu, Inc. (the “Company”) has granted to the individual (the “Participant”) named in the Notice of Grant of Award and Award Agreement (the “Notice”) to which this Restricted Stock Unit Award Agreement (the “Agreement”) is attached, an award (the “Award”) of Restricted Stock Units upon the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Cohu, Inc. 2026 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By accepting the Award in accordance with the Company’s Award acceptance procedures for Awards granted under the Plan, which may include electronic acceptance procedures, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board, upon any questions arising under the Notice, the Plan or this Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan, this Agreement and the prospectus for the Plan (the “Plan Prospectus”).

1.	DEFINITIONS AND CONSTRUCTION.

1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	ADMINISTRATION.

All questions of interpretation concerning the Notice, this Agreement, the Plan, the Plan Prospectus and any other form of agreement or other document utilized by the Company in the administration of the Plan and the Award shall be determined by the Board or the Committee. All actions, decisions and determinations by the Board or the Committee shall be final and binding upon all persons having an interest in the Award. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.	GRANT, VESTING AND SETTLEMENT OF THE AWARD.

3.1    Grant of Restricted Stock Units. Each Restricted Stock Unit specified in the Notice as subject to the Award represents a contingent right to receive an issuance of one (1) share of Stock on a date determined in accordance with the terms of the Notice and this Agreement.

3.2    No Monetary Payment Required. The Participant shall not be required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Award or the shares of Stock issued upon settlement of the Award. Payment of the aggregate purchase price ofthe shares of Stock for which the Award is being settled shall be made in the form of past services rendered by the Participant to a Participating Company or for its benefit. Notwithstanding the foregoing, to the extent required by applicable law, the Participant shall furnish consideration in the form of cash having a value not less than the par value of the shares of Stock issued upon settlement of the Award.

RSU Agreement (May 15, 2026)

Leadership Team

3.3    Vesting of Award; Issuance of Shares of Stock.

(a)    Vesting. The Award will vest in accordance with the vesting schedule set forth in the Notice, subject to the Participant’s Service with the Company through the applicable vesting dates. The Award is eligible to vest pursuant to the terms of the Company’s Executive Retirement Policy, the terms of which, to the extent applicable to the Award, override and supersede anything to the contrary that may be set forth in this Agreement or Notice. If the Participant’s Service with the Company terminates due to the Participant’s death, the Award will immediately accelerate vesting with respect to the total number of then unvested Restricted Stock Units then subject to the Award. Except to the extent eligibility for vesting in connection with a termination of Participant’s Service is otherwise specifically provided in any separate agreement between the Participant and the Company, if any (a “Superseding Agreement”), in the event that the Participant’s Service terminates for any reason other than due to the Participant’s death, or no reason, with or without Cause, including any termination of the Participant’s Service due to the Participant’s Disability, the Participant shall forfeit and the Company shall automatically reacquire and cancel all Restricted Stock Units subject to the Award which are not, as of the time of such termination, previously vested, and the Participant shall not be entitled to any payment therefor.

(b)    Issuance. Subject to the provisions of Section 3.6 below, except as otherwise specified in the Executive Retirement Policy, the Company shall issue one (1) share of Stock to the Participant, on a date (the “Settlement Date”) within thirty (30) days following the date on which such Restricted Stock Unit first becomes vested as provided by the Notice or any Superseding Agreement (an “Original Settlement Date”); provided, however, that if the tax withholding obligations of a Participating Company, if any, will not be satisfied by the share withholding method described in Section 3.4 and the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the vested Restricted Stock Units would violate the Insider Trading Policy of the Company (“Trading Policy”), then the Settlement Date for such vested Restricted Stock Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Policy, but in any event shall be on or before the last day of the calendar year that includes the Original Settlement Date; provided, however that if such later Settlement Date is permitted without triggering adverse tax consequences under Section 409A of the Code, then the Settlement Date may occur not later than March 15th of the calendar year immediately following the calendar year that includes the Original Settlement Date. Notwithstanding anything to the contrary set forth herein, in the event of any such share issuance which occurs following the Participant’s death: (i) any share issuance shall be made within thirty (30) days following the date that the Company receives appropriate documentation satisfactory to the Company of the applicable beneficiary, trustee or other party entitled to receive the issuance of such shares (the “Death Beneficiary”), and (ii) all references herein to the Participant shall instead be deemed to be references to the applicable Death Beneficiary, as appropriate. In all cases such issued shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.6.

3.4    Tax Withholding. At the time the Award is granted, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company and/or the Participating Company that employs the Participant (the “Employer”), if any, which arise in connection with the grant or vesting of the Award or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Company have been satisfied by the Participant. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Company’s tax withholding obligations by deducting from the shares otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a Fair Market Value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations, with any remainder tax withholding amount less than the value of one share deducted from other cash compensation otherwise payable by the Company to the Participant, or alternatively via a cash payment from the Participant.

RSU Agreement (May 15, 2026)

Leadership Team

3.5    Beneficial Ownership of Shares; Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the name of the Death Beneficiary.

3.6    Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.7    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

3.8    No Dividend Equivalents. The Participant will not be entitled to receive dividends or distributions paid on the shares of Stock underlying Restricted Stock Units unless and until shares are issued according to Section 3.3.

4.	NONTRANSFERABILITY OF THE AWARD.

Prior to the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

5.	EFFECT OF LEAVE OF ABSENCE.

As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Restricted Stock Units will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Committee or required by contract or statute. If the Participant returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service.

RSU Agreement (May 15, 2026)

Leadership Team

6.	CHANGE IN CONTROL.

In the event of a Change in Control (as defined in the Plan), the Award will be subject to treatment as provided in Section 13.1 of the Plan. . However, if the Award is neither assumed, continued nor substituted by the Acquiror in connection with the Change in Control as provided in Section 13.1 of the Plan, then if the Participant’s Service has not terminated prior to the Change in Control, the Award shall fully vest upon the Change in Control and will be settled in accordance with Section 3 in connection with the Change in Control. For purposes of the preceding sentence, the term “Change in Control” shall be defined as the occurrence of any of the following events: (a) any transaction in which any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities entitled to vote in a general election for directors, other than a transaction involving the acquisition of securities directly from the Company; (b) a sale of all or substantially all of the Company’s assets other than to a company or an entity fifty percent (50%) or more of which is owned by one or more of the current stockholders of the Company; or (c) a merger or consolidation of the Company with any other company, other than a merger or consolidation in which fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation is owned by the current stockholders of the Company. Notwithstanding this Section 6, to the extent that the Award constitutes a “deferral of compensation” (as defined in and subject to Section 409A of the Code) and provides for a payment or a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described above unless such event shall constitute a “change in control event” under Section 409A.

7.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

The Award will be subject to adjustments by the Board to reflect changes in the Company’s capital structure as set forth in Section 4.3 of the Plan.

8.	RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made to the Award for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 7. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service in any capacity at any time.

9.	LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on transfer of any shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all documentation evidencing the shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

RSU Agreement (May 15, 2026)

Leadership Team

10.	SECTION 409A COMPLIANCE.

This Agreement is intended to be exempt from or comply with Section 409A of the Code (“Section 409A”) and shall be interpreted and administered accordingly. The Company reserves the unilateral right to amend this Agreement in order to maintain an exemption from or comply with Section 409A. Notwithstanding the foregoing, none of the Company, its contractors, agents and employees, the Board and each member of the Board shall have any obligation to prevent, minimize, or pay any gross-up payment to offset any negative tax consequences of any failure to follow the requirements of Section 409A or be liable for these consequences. Any payment under the Award that is subject to Section 409A and is otherwise due to a “specified employee” within the six-month period after “separation from service,” as each specified term is defined under Section 409A, shall accumulate without interest and be paid on the first payroll date that is a least one day after the end of the six-month period or, if earlier, within ten business days after the appointment of a personal representative or executor of the estate after the Participant’s death.

The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

11.	MISCELLANEOUS PROVISIONS.

11.1    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

11.2    Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.3    Termination or Amendment. The Board may terminate or amend the Plan or the Award at any time; provided, however, that except as provided in Section 6 in connection with a Change in Control, no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

11.4    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, or with an overnight courier service with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

RSU Agreement (May 15, 2026)

Leadership Team

11.5    Integrated Agreement. The Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice, the Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

11.6    Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

11.7    Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.8    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)    Description of Electronic Delivery and Signature. The Plan documents, which may include but do not necessarily include: the Plan, the Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. Any and all such documents and notices may be electronically signed.

(b)    Consent to Electronic Delivery and Signature. The Participant acknowledges that the Participant has read Section 11.8(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notice, as described in Section 11.8(a). The Participant agrees that any and all such documents requiring a signature may be electronically signed and that such electronic signature shall have the same effect as handwritten signature for the purposes of validity, enforceability and admissibility. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 11.8(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 11.8(a).

RSU Agreement (May 15, 2026)

Leadership Team

11.9    Voting and Other Rights. Participant acknowledges that Participant shall not have any voting rights or any other rights and privileges of a stockholder of the Company unless and until shares of Stock are issued upon settlement of this Award.

11.10    Nature of Grant. In accepting the Award, the Participant acknowledges and agrees that:

(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, (subject to any limitations set forth in the Plan);

(b)    the Award is voluntary and occasional and does not create any contractual or other right to receive future awards, or benefits in lieu of awards, even if other awards have been awarded repeatedly in the past;

(c)    all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;

(d)    the Participant’s participation in the Plan is voluntary;

(e)    the Award and the shares of Stock subject to the Award are extraordinary items that do not constitute compensation of any kind for Services of any kind rendered to the Company or the Employer, and which are outside the scope of the Participant’s employment or service contract, if any;

(f)    the Award and the shares of Stock subject to the Award are not intended to replace any pension rights or compensation;

(g)    the Award and the shares of Stock subject to the Award are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Participating Company;

(h)    the future value of the underlying shares of Stock is unknown and cannot be predicted with any certainty;

(i)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Participant’s Award resulting from termination of the Participant’s employment or Service or the Participant’s breach of any terms hereof (for any reason whatsoever and whether or not in breach of local labor laws or later found invalid), and in consideration of the grant of the Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company, waive the Participant’s ability, if any, to bring any such claim, and release the Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

RSU Agreement (May 15, 2026)

Leadership Team

(j)    the Award and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or provided by the Company in its discretion, to have the Award or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Company’s Stock; and

(k)    the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Stock; the Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

11.11    Governing Plan Document. The Award is subject to this Agreement, the Notice and all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement, the Notice and those of the Plan, the provisions of the Plan shall control.

11.12    Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

11.13    Repayment/Forfeiture. Any benefits the Participant may receive hereunder shall be subject to repayment or forfeiture as required to comply with (a) any applicable listing standards of a national securities exchange on which the Company’s securities are listed or as otherwise required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, including Rule 10D-1 of the Exchange Act, (b) other applicable U.S. laws, and the applicable laws of any other jurisdiction, (c) the Cohu, Inc. Policy for Recovery of Erroneously Awarded Incentive Compensation, or (d) any other repayment or forfeiture policies adopted by the Company, each to the extent determined by the Company in its discretion to be applicable to Participant.

RSU Agreement (May 15, 2026)

Leadership Team